UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 22, 2015

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On December 22, 2015, PTC Inc. ("PTC") entered into a Stock Purchase Agreement (the "Purchase Agreement") with EAP Holdings, Inc., a Delaware corporation ("Seller"), Kepware, Inc., a Maine corporation and wholly-owned direct subsidiary of Seller ("Kepware"), and the Seller Owners (as listed on Schedule I of the Purchase Agreement), to acquire all the outstanding shares of Kepware for up to approximately $118 million in cash, consisting of $100 million payable at closing and up to $18 million payable upon the achievement of certain milestones, in each case, subject to adjustment as set forth in the Purchase Agreement.  PTC expects to draw on its credit facility to fund the acquisition.

The Purchase Agreement has been approved by the boards of directors of PTC and Seller.  At the closing of the transaction, Kepware will become a wholly-owned subsidiary of PTC.

The Purchase Agreement contains customary representations, warranties and covenants of PTC, Kepware, Seller and the Seller Owners, including, among others, covenants by Kepware to conduct its business in the ordinary course before the closing date of the acquisition (the "Closing Date") and not to solicit, initiate, entertain, or agree to any alternative third party acquisition proposal or to negotiate or engage with any third party about an alternative acquisition proposal.

Pursuant to the Purchase Agreement, the acquisition is subject to customary conditions to closing, including receipt of necessary regulatory approvals.  The acquisition is expected to close in PTC's second quarter ending April 2, 2016.

The Purchase Agreement provides for PTC to be indemnified for losses resulting from breaches of Kepware's, the Seller's and the Seller Owners' representations, warranties and covenants, certain tax liabilities, and certain other matters.  The sum of $10 million of the purchase price will be placed in escrow as a source for satisfaction of such losses as to which claims are made on or before 18 months after the Closing Date, subject to certain exceptions.  PTC also has the right to set-off claims against any amounts payable for the achievement of milestones.

A copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

The Kepware acquisition is not expected to have a material effect on PTC's FY'16 non-GAAP earnings per share.

Forward Looking Statements and Risks

Statements in this report, including about the closing of the acquisition and our expectations regarding its financial impact are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include the following: the transaction may not close when we expect or at all,  we may not be able to generate the revenue we expect, we may be unable to operate the business to achieve the expected financial results, we may be unable to retain and maintain relationships with key employees and strategic partners of Kepware, as well as other risks and uncertainties described in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

10.1	Stock Purchase Agreement dated December 22, 2015 by and among PTC Inc., EAP Holdings, Inc., Kepware, Inc., and the Seller Owners listed on Schedule I of the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: December 22, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary